           As filed with the Securities and Exchange Commission
                        on April 9, 1998
                                   Registration No. 333-_____
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
          _____________________________________________
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
          _____________________________________________

                      NEWSOUTH BANCORP, INC.
---------------------------------------------------------------
    (Exact name of Registrant as Specified in Its Charter)

            Delaware                            56-1999749
---------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                 1311 Carolina Avenue, P.O. Box 2047
                    Washington, North Carolina  27889
                        (919) 946-4178
-----------------------------------------------------------------
              (Address of Principal Executive Offices)

        NewSouth Bancorp, Inc. Management Recognition Plan
          NewSouth Bancorp, Inc. 1997 Stock Option Plan
-----------------------------------------------------------------
                    (Full Title of the Plan)

                     Gary R. Bronstein, Esquire
                     J. Mark Poerio, Esquire
                Housley Kantarian & Bronstein, P.C.
                  1220 19th Street N.W., Suite 700
                     Washington, D.C.  20036
-----------------------------------------------------------------
               (Name and Address of Agent For Service)

                        (202) 822-9611
-----------------------------------------------------------------
 (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE
====================================================================================
Title of Each                       Proposed Maximum   Proposed Maximum   Amount of
Class of Securities  Amount to be    Offering Price     Offering Price  Registration
to be Registered      Registered       Per Share             Price           Fee
------------------------------------------------------------------------------------
Common Stock,
$.01 par value         407,330 (1)       (2)            $14,103,801 (2)   $4,160.62
===================================================================================

(1) Maximum number of shares issuable under the NewSouth Bancorp, Inc. Management
    Recognition Plan (116,380 shares) and NewSouth Bancorp, Inc. 1997 Stock Option
    Plan (290,950 shares), as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised.  407,330 shares are being registered hereby, of which 263,535 are under option at a weighted average exercise price of $34.625 per share ($9,124,899 in the aggregate).  The remainder of such shares, which are not presently subject to option (143,795 shares), are being registered based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the National
    Association of Securities Dealers Automated Quotation, National Market System
    ("NMS") on April 8, 1998 of $34.625 per share ($4,978,902 in the aggregate).
    Therefore, the total amount of the offering being registered herein is
    $14,103,801.

/TABLE

                        PART I

          INFORMATION REQUIRED IN THE SECTION
                   10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------
ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

    *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the NewSouth Bancorp, Inc. Management Recognition Plan and the NewSouth Bancorp, Inc. 1997 Stock Option Plan (together, the "Plans") in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                       PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

    NewSouth Bancorp, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

    The following documents are incorporated by reference in this Registration Statement:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (Commission File No. 0-
22219);

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 (Commission File No. 0-22219);

    (c) The description of the Company's securities contained in this Company's Registration Statement on Form 8-A as declared effective by the Commission on April 7, 1997.

    ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------
       Not applicable, as the Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------
    Directors and officers of the Company may be entitled to benefit from the indemnification provisions contained in the Delaware General Corporation Law (the "DGCL") and the Company's Certificate of Incorporation. The general effect of these provisions is summarized below:

DELAWARE GENERAL CORPORATION LAW

    Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding of any type, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, may not, of itself, create a presumption that these standards have not been met.

    A Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that such person is fairly and reasonably entitled to be indemnified.

    To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding described above indemnification against expenses (including attorneys' fees) actually and reasonably incurred by him is mandatory.

    Any determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) must be made by a majority of the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

    Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section is not exclusive.

    In addition, a corporation shall have power to purchase and maintain insurance against any liability of individuals whom the corporation is required to indemnify.

    Article XVII of the Company's Certificate of Incorporation sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities as such.

                     ARTICLE XVII

                    INDEMNIFICATION

    A. Persons. The Corporation shall indemnify, to the extent provided in paragraphs B, D or F:

         (1) any person who is or was a director, officer, employee, or agent of the Corporation; and

         (2)  any person who serves or served at the
    Corporation's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

    B. Extent -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph C, for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

    C. Standard -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

         (1)   he is successful on the merits or otherwise;
or

         (2) he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XV) not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless and only to the extent that the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    D. Extent -- Nonderivative Suits. In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

    E. Standard -- Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:

         (1)   he is successful on the merits or otherwise;
or

         (2) he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XV) not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendereor its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this subparagraph E(2).

    F.   Determination That Standard Has Been Met.  A
determination that the standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in
subparagraph C(2) (second sentence), the determination may be made by:

         (1) the board of directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or

         (2) independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum) in a written opinion; or

         (3)   the stockholders of the Corporation.

    G. Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

    H. Advance Payment. The Corporation shall pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs A through G if:

         (1) the board of directors authorizes the specific payment; and

         (2) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Corporation under paragraphs A through G.

    I. Nonexclusive. The indemnification and advance payment of expenses provided by paragraphs A through H shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

    J.   Continuation.  The indemnification provided by this
Article XVII shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article XVII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A through H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

    K. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A through H.

    L. Intention and Savings Clause. It is the intention of this Article XVII to provide for indemnification to the fullest extent permitted by the General Corporation Law of the State of Delaware, and this Article XVII shall be interpreted accordingly. If this Article XVII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and
agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article XVII that shall not have been invalidated and to the full extent permitted by applicable law. If the General Corporation Law of the State of Delaware is amended, or other Delaware law is enacted, to permit further or additional indemnification of the persons defined in this Article XVII A, then the indemnification of such persons shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, or such other Delaware law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF NEWSOUTH BANK

    The Certificate of Incorporation of NewSouth Bank, the Company's main operating subsidiary (the "Bank"), provides that, to the fullest extent permitted by the North Carolina Business Corporation Act (the "NCBCA"), no person who serves as a director shall be personally liable to the Bank or any of its stockholders or otherwise for monetary damages for breach of any duty as director.

    In addition, Article VII of the Bylaws of the Bank state that any person who at any time serves or has served as a director or officer of the Bank, or who serves or has served at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Bank to the fullest extent permitted by law against liability and litigation expense arising out of such status or activities in such capacity. "Liability and litigation expense" includes costs and expenses of litigation (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals.
In no circumstances, however, shall the Bank indemnify any such person against any liability or litigation expense incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Bank.

    Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director's conduct in the director's official capacity with the corporation was in its best interests and (y) in all other cases the director's conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director's conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the director. The above standard of conduct is determined by the board of directors, or a committee or special legal counsel or the shareholders as prescribed in
Section 55-8-55.

    Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director's or officer's defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54.

    In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

    The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnifications shall or may be made.

    The Bank has a directors and officers liability policy providing for insurance against certain liabilities incurred by directors and officers of the Bank while serving in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

      Not Applicable.

ITEM 8.  EXHIBITS
------

    For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS
------

    1.   The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

              (i)  To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

              (ii)  To reflect in the prospectus any facts
         or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii)  To include any material information
         with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1934, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Washington, State of North Carolina, on April 8, 1998.


                         NEWSOUTH BANCORP, INC.


                         By: /s/ Thomas A. Vann
                             ---------------------------------
                             Thomas A. Vann
                             President
                             (Duly Authorized Representative)

                   POWER OF ATTORNEY

     We, the undersigned Directors of NewSouth Bancorp, Inc., hereby severally constitute and appoint Thomas A. Vann, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Thomas A. Vann may deem necessary or advisable to enable NewSouth Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of NewSouth Bancorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Thomas A. Vann shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signatures                   Title                          Date
----------                    -----                          -----
/s/ Thomas A. Vann           President and Director          April 8, 1998
----------------------      (Principal Executive Officer)
Thomas A. Vann

/s/ William L. Wall         Executive Vice President and     April 8, 1998
---------------------       Chief Financial Officer
William L. Wall             (Principal Financial and
                            Accounting Officer)

/s/ Edmund T. Buckman, Jr.  Director                         April 8, 1998
--------------------------
Edmund T. Buckman, Jr.

/s/ Linley H. Gibbs, Jr.    Director                         April 8, 1998
------------------------
Linley H. Gibbs, Jr.

/s/ Frederick N. Holscher   Director                         April 8, 1998
-------------------------
Frederick N. Holscher

/s/ Frederick H. Howdy      Director                         April 8, 1998
----------------------
Frederick H. Howdy

/s/ Charles E. Parker, Jr.
-------------------------  Director                          April 8, 1998
Charles E. Parker, Jr.

/s/ Marshall T. Singleton   Director                         April 8, 1998
-------------------------
Marshall T. Singleton
/TABLE

                   INDEX TO EXHIBITS


Exhibit           Description
-------           -----------

  5               Opinion of Housley Kantarian & Bronstein, P.C.
                  as to the legality of the Common Stock being registered

 23.1             Consent of Housley Kantarian & Bronstein, P.C.
                  (appears in their opinion filed as Exhibit 5)

 23.2             Consent of Coopers & Lybrand L.L.P.

 24 Power of Attorney (contained in the signature page to this registration statement)

 99.1             NewSouth Bancorp, Inc. Management Recognition
                  Plan, Trust Agreement under the NewSouth
                  Bancorp, Inc. Management Recognition Plan, and Notice of Removal of Trustee

 99.2 NewSouth Bancorp, Inc. 1997 Stock Option Plan and associated trust

 99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive
                  Stock Options granted under the NewSouth
                  Bancorp, Inc. 1997 Stock Option Plan

 99.4 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the NewSouth Bancorp, Inc. 1997 Stock Option Plan

 99.5             Notice of MRP Award

 99.6 Memorandum concerning taxation of MRP Awards, and associated election form